UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 12, 2012

NSTAR

(Exact name of registrant as specified in its charter)

Massachusetts	001-14768	04-3466300
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
800 Boylston Street, Boston, Massachusetts	02199
(Address of principal executive offices)	(Zip Code)

(617) 424-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ x ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 12, 2012, NSTAR Chairman, President and CEO Thomas J. May announced the election by the NSTAR Board of Trustees of Frederica M. Williams to the NSTAR Board.  Ms. Williams is President and Chief Executive Officer of Whittier Street Health Center.

Ms. Williams was elected as a Class I Trustee with her term expiring at the Annual Meeting of Shareholders in 2012.  The Board has determined that Ms. Williams will be an independent Trustee under the New York Stock Exchange’s Listing Standards and the independence standards set forth in the Board’s Guidelines on Significant Corporate Governance Issues.  Ms. Williams will receive the same compensation as other non-employee Trustees, consisting of an annual retainer of $125,000 and meeting fees of $1,500 for attendance in person at each Board meeting and $750 for participating in such a meeting by telephone, and be entitled to the same indemnification afforded other Trustees pursuant to NSTAR’s Declaration of Trust.  There are no related persons transactions between the Company and Ms. Williams that are subject to disclosure under Item 404 (a) of Regulation S-K.

A press release is attached hereto as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits

Number	Description of Exhibit
99.1	Press Release dated March 12, 2012 and issued by the Registrant entitled “NSTAR Names New Trustee”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NSTAR
(Registrant)
Date: March 12, 2012	By:	/s/ R. J. WEAFER, JR.
Robert J. Weafer, Jr.
Vice President, Controller
and Chief Accounting Officer
(Principal Accounting Officer)